Exhibit: (3)(i)(a)
STATE of DELAWARE
LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION
OF
HCF ACQUISITION LLC
     This Certificate of Formation of HCF Acquisition LLC is being duly executed and filed by M. Jason Blackburn, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time.
     (1) The name of the limited liability company formed hereby is HCF Acquisition LLC.
     (2) The address of the registered office of the limited liability company in the State of Delaware is care of:
The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801
     (3) The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:
The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 28th day of April, 2009.

/s/ M. Jason Blackburn
M. Jason Blackburn
Authorized Person